EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of our report dated November 2, 2006, except as to Note 14b which is as at December 28, 2006, relating to the consolidated financial statements of MobiVentures, Inc. (Formerly Mobilemail (US) Inc.) as of September 30, 2006 and the reference to our firm as experts in the Registration Statement.

“Staley, Okada & Partners”

Vancouver, B.C.	STALEY, OKADA & PARTNERS
May 28, 2008	CHARTERED ACCOUNTANTS